EXHIBIT 10.50

FORM OF KORN/FERRY INTERNATIONAL 2008 STOCK INCENTIVE PLAN

NOTICE OF NONEMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD

Grantee’s Name:

You have been granted Restricted Stock Units (the “Units” or individually a “Unit”) of the Company (the “Award”), payable in shares of Common Stock of the Company (the “Shares”), subject to the terms and conditions of this Notice of Nonemployee Director Restricted Stock Unit Award (the “Notice”), the Korn/Ferry International 2008 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Nonemployee Director Restricted Stock Unit Award Agreement (the “Agreement”) attached hereto. Capitalized terms used in this Notice and not otherwise defined shall have the same meanings as set forth in the Plan.

Date of Award

Total Number of Units Awarded

Vesting Schedule:

Subject to the Grantee’s continued service as a member of the Board and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule:

100% of the Total Number of Units Awarded shall vest on the day before the next annual meeting of the Company’s stockholders that follows the Grant Date.

For each Unit that vests in accordance with the terms hereof, one Share shall be issuable to the Grantee following the vesting of such Unit (subject to any election to defer payment by the Grantee as provided in Section 6 of the Agreement). The Grantee shall not acquire or have any rights as a stockholder of the Company by virtue of the Agreement (or the Award evidenced hereby) until the Shares issuable pursuant to this Award are actually issued and delivered to the Grantee in accordance with the terms of the Plan and the Agreement. No fractional Shares shall be issued with respect to the vesting of the Units. Notwithstanding the foregoing, the Units subject to this Notice will be subject to accelerated vesting and payment in the event of a Change in Control Event as provided in Section 7 of the Agreement.

Termination of Service; Forfeiture:

Vesting shall cease upon the date of termination of the Grantee’s continued service as a member of the Board for any reason, including death or Disability. If the Grantee’s continued service as a Board member terminates for any reason when the Grantee holds any unvested Units, such unvested Units shall be forfeited and no Shares shall be issued with respect to such forfeited Units.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Korn/Ferry International a Delaware corporation

By:
Name:
Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUED SERVICE AS A DIRECTOR OF THE COMPANY (NOT THROUGH THE ACT OF BEING ELECTED OR APPOINTED, BEING GRANTED THIS AWARD OR ACQUIRING UNITS HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S SERVICE WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE COMPANY’S RIGHT TO INCREASE OR DECREASE THE COMPENSATION OF THE GRANTEE FROM THE RATE IN EXISTENCE AT ANY TIME.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 24 of the Plan. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

KORN/FERRY INTERNATIONAL 2008 STOCK INCENTIVE PLAN

NONEMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Grant of Units. Korn/Ferry International, a Delaware corporation (the “Company”), hereby awards to the Grantee (the “Grantee”) named in the Notice of Nonemployee Director Restricted Stock Unit Award (the “Notice”), the Total Number of Restricted Stock Units (the “Units” or individually a “Unit”) payable in shares of Common Stock of the Company (the “Shares”) as set forth in the Notice, subject to the Notice, this Nonemployee Director Restricted Stock Unit Award Agreement (this “Agreement”) and the terms and provisions of the Company’s 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Capitalized terms used in this Agreement and not otherwise defined in this Agreement or the Notice, shall have the same meanings as set forth in the Plan.

2. Consideration. The Units have been granted to the Grantee principally for past services and in consideration for past services and continued service with the Company.

3. Transfer Restrictions. Except as expressly provided in Section 14 of the Plan, the Units granted to the Grantee hereunder, and the Shares subject thereto (and any right or interest therein), may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee prior to the issuance of Shares pursuant to Section 6. Any attempt to transfer Units or Shares in violation of this Section 3 will be null and void and will be disregarded.

4. Termination of Service; Forfeiture. Vesting shall cease upon the date of termination of the Grantee’s continued service as a member of the Board for any reason, including death or Disability. If the Grantee’s continued service as a Board member terminates for any reason when the Grantee holds any unvested portion of the Units, such unvested Units shall be forfeited as of the applicable termination date without payment of any Shares or any other consideration by the Company and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Grantee shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to dividend equivalent rights) and no voting rights, with respect to the Units and any Shares underlying or issuable in respect of such Units until such Shares are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the Shares.

(b) Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall pay the Grantee an amount equal to the per-share cash dividend paid by the Company on its Common Stock on such date multiplied by the number of Units remaining subject to this Award as of the related dividend payment record date. No such payment shall be made with respect to any Units which, as of such record date, have either been paid pursuant to Section 6 or forfeited pursuant to Section 4.

6. Timing and Type of Payment. The Company shall issue to the Grantee one Share for each Unit that vests pursuant to the terms of this Agreement as soon as practicable after the vesting date. Notwithstanding the foregoing sentence, the Grantee may elect, on a form and in a manner prescribed by the Compensation and Personnel Committee, to defer any such payment of vested Units, provided that any such deferral of payment must comply with any applicable requirements of Section 409A of the Code. The Grantee shall have no further rights with respect to any Units that are so paid or that terminate pursuant to Section 4.

7. Change in Control. Notwithstanding any other provision herein, in the event of a Change in Control, any Units that are then outstanding and unvested shall become fully vested and shall be paid to the Grantee immediately prior to such event.

8. Taxes. The Grantee is ultimately liable and responsible to pay for all taxes owed in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or any subsequent sale of Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

9. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, the Grantee acknowledges that: (i) the Grantee’s participation in the Plan is voluntary; (ii) the value of the Award is an extraordinary item which is outside the scope of any employment contract with the Grantee; (iii) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Grantee will not be entitled to compensation or damages as a consequence of the Grantee’s forfeiture of any unvested portion of the Award as a result of the Grantee’s termination of service with the Company for any reason; and (iv) in the event that the Grantee is not a direct employee of Company, the grant of the Award will not be interpreted to form an employment relationship with the Company and the grant of the Award will not be interpreted to form an employment contract with the Grantee’s employer or the Company. The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of the Grantee’s rights hereunder and the Grantee shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Grantee’s rights or privileges hereunder.

10. Company Authority. Any question concerning the interpretation of this Agreement, the Notice or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Company (including any person(s) to whom the Company has delegated its authority) in its sole and absolute discretion. Such decision by the Company shall be final and binding.

11. Undertaking. The Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the Grantee’s interest pursuant to the express provisions of this Agreement.

12. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

13. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and the Grantee and the Grantee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

14. Securities Law Compliance. The Company is under no obligation to register for resale the Shares, whether vested or unvested. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Shares issued hereunder, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Shares and (c) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such Shares.

15. Information Confidential. As partial consideration for the granting of the Award, the Grantee agrees that he or she will keep confidential all information and knowledge that the Grantee has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Grantee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

16. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

17. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein.

18. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

EXHIBIT A

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Nonemployee Director Restricted Stock Unit Award Agreement by Korn/Ferry International, the undersigned, the spouse of                     , the Participant named therein, do hereby agree to be bound by all of the terms and provisions thereof, the terms and conditions attached thereto, and those set forth in the Plan.

Signature of Spouse	Date

Print Spouse’s Name

[DECLARATION BELOW TO BE COMPLETED BY UNMARRIED INDIVIDUALS]

I,                     , the undersigned, hereby declare that I am not married as of the date hereof.

Name:	Date: